Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(653,255)
Unrealized Gain (Loss) on Market Value of Futures	(80,375)
Dividend Income	14,206
Interest Income	73,113
ETF Transaction Fees	350
Total Income (Loss)	$(645,961)

Expenses
General Partner Management Fees	$26,044
Professional Fees	8,948
Brokerage Commissions	586
Non-interested Directors' Fees and Expenses	607
Prepaid Insurance Expense	480
NYMEX License Fee	651
Total Expenses	$37,316
Net Income (Loss)	$(683,277)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/19	$51,026,673
Additions (50,000 Shares)	1,070,677
Net Income (Loss)	(683,277)

Net Asset Value End of Month	$51,414,073
Net Asset Value Per Share (2,550,000 Shares)	$20.16

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596